UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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EMC Corporation

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The following is an open letter made available by Chad Sakac, President of VCE, an EMC Federation company, to customers of VCE (including materials hyperlinked to therein).

To: All VCE Customers

Subject: Michael Dell on VCE’s Bright Future

Dear VCE Customers,

First, we would like to thank you for your ongoing commitment to VCE. Over the last six years your insights and feedback have enabled us to better innovate across our product portfolio while staying laser focused on customer success.

As a result, VCE has enjoyed tremendous success, pioneering the converged and hyper-converged infrastructure market with the Vblock Systems, VxRack Systems and Vscale. Today, VCE is the world’s leading converged systems provider. And we have no intention of that changing.

As you know, on October 12, 2015, EMC announced an agreement to combine with Dell. As the new company comes together, we want you to know that VCE’s close working relationship with Cisco will continue.

We would like to share with you a letter from Michael Dell <link: http://www.dell.com/learn/us/en/uscorp1/secure/to-all-vce-customers> in which he reinforces his extreme enthusiasm about VCE’s future and our continued partnership with Cisco.

VCE customers and partners can have confidence that we will continue to invest in the Vblock Systems, VxRack Systems, and Vscale roadmap, all of which have Cisco playing a central role. We will also work with you, our valued customers, to continuously improve in everything we do. As the converged platforms division of EMC, VCE is at the center of EMC’s go to market efforts, and we look forward to serving you even better in the future.

Regards,

Chad Sakac

President

* * * * *

[Linked Material]

To: All VCE Customers

Subject: VCE’s Bright Future

Dear VCE Customers,

As you may know, Dell and EMC have agreed to combine to create an enterprise technology powerhouse. We anticipate the transaction to close sometime later this year after satisfaction of customary closing conditions such as shareholder and regulatory review and approval. We’re excited about the tremendous opportunities ahead, resulting in more products, solutions, and value for you, our customers.

VCE has enjoyed tremendous success, pioneering the converged infrastructure market with the Vblock System, which today is the world’s leading converged system. After joining with Dell, VCE’s close working relationship with Cisco will continue. Vblock will continue to follow Cisco’s compute and networking roadmaps and EMC’s storage roadmaps to bring the latest technologies to VCE customers.

VCE, which is now the Converged Platforms Division, is a top strategic priority for EMC, and we share a desire to accelerate VCE’s growth and maximize the value that VCE brings to you. We know that VCE is a centerpiece of EMC’s 2016 plans, and we are extremely enthusiastic about VCE’s future and our continued partnership with Cisco.

I look forward to sharing more news later in the year.

Michael Dell

Chairman and CEO

Dell Inc.

[End Linked Material]

* * * * *

EMC Corporation Disclosure Regarding Forward Looking Statements

This communication contains forward-looking information about EMC Corporation and the proposed transaction that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including but not limited to: (i) the failure to obtain the approval of EMC shareholders in connection with the proposed transaction; (ii) the failure to consummate or delay in consummating the proposed transaction for other reasons; (iii) the risk that a condition to closing of the proposed transaction may not be satisfied or that required financing for the proposed transaction may not be available or may be delayed; (iv) the risk that a regulatory approval that may be required for the proposed transaction is delayed, is not obtained, or is obtained subject to conditions that are not anticipated; (v) risk as to the trading price of Class V Common Stock to be issued by Denali Holding Inc. in the proposed transaction relative to the trading price of shares of VMware, Inc.’s common stock; (vi) the effect of the proposed transaction on VMware’s business and operating results and impact on the trading price of shares of Class V Common Stock of Denali Holding Inc. and shares of VMware common stock; (vii) the diversion of management time on transaction-related issues; (viii) adverse changes in general economic or market conditions; (ix) delays or reductions in information technology spending; (x) the relative and varying rates of product price and component cost declines and the volume and mixture of product and services revenues; (xi) competitive factors, including but not limited to pricing pressures and new product introductions; (xii) component and product quality and availability; (xiii) fluctuations in VMware’s operating results and risks associated with trading of VMware common stock; (xiv) the transition to new products, the uncertainty of customer acceptance of new product offerings and rapid technological and market change; (xv) the ability to attract and retain highly qualified employees; (xvi) insufficient, excess or obsolete inventory; (xvii) fluctuating currency exchange rates; (xviii) threats and other disruptions to our secure data centers or networks; (xix) our ability to protect our proprietary technology; (xx) war or acts of terrorism; and (xxi) other one-time events and other important factors disclosed previously and from time to time in EMC’s filings with the U.S. Securities and Exchange Commission (the “SEC”). Except to the extent otherwise required by federal securities law, EMC disclaims any obligation to update any such forward-looking statements after the date of this communication.

Additional Information and Where to Find It

This communication does not constitute an offer to sell or a solicitation of an offer to sell or a solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law. This communication is being made in respect of the proposed business combination transaction between EMC Corporation and Denali Holding Inc. The proposed transaction will be submitted to the shareholders of EMC for their consideration. In connection with the issuance of Class V Common Stock of Denali Holding Inc. in the proposed transaction, Denali Holding Inc. has filed with the SEC a Registration Statement on Form S-4 (File No. 333-208524) that includes a preliminary proxy statement/prospectus regarding the proposed transaction, and each of Denali Holding Inc. and EMC plans to file with the SEC other documents regarding the proposed transaction. After the registration statement has been declared effective by the SEC, a definitive proxy statement/prospectus will be mailed to each EMC shareholder entitled to vote at the special meeting in connection with the proposed transaction.

INVESTORS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER DOCUMENTS RELATING TO THE TRANSACTION FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors may obtain copies of the preliminary proxy statement/prospectus and all other documents filed with the SEC regarding the proposed transaction, free of charge, at the SEC’s website (http://www.sec.gov). Investors may also obtain these documents, free of charge, from EMC’s website (www.EMC.com) under the link “Investor Relations” and then under the tab “Financials” then “SEC Filings”, or by directing a request to: EMC Corporation, 176 South Street, Hopkinton, Massachusetts, 01748, Attn: Investor Relations, 866-362-6973.